UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 22, 2015

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2015, Net Element, Inc. (the “Company”) entered into an Equity Distribution Agreement (the "Distribution Agreement") with Revere Securities, LLC (“Revere”). Pursuant to and subject to the terms of the Distribution Agreement, the Company may offer and sell from time to time at its sole discretion, exclusively through Revere, acting as sales agent, and Revere agreed to use its best efforts to sell for the Company, the shares of the Company common stock, preferred stock, warrants, units or subscription rights, having an aggregate offering price of up to $50,000,000, and certain selling securityholders may offer and sell, from time to time at their sole discretion, up to 19,947,334 shares of the Company’s common stock held by such selling securityholders. In no event will the Company issue or sell securities under the Distribution Agreement with a value exceeding more than one-third of the Company public float in any 12 month period where the public float remains below $75,000,000, or if such issuance would result in the issuance of more than 19.999% of the amount of common stock of the Company issued and outstanding unless the Company’s stockholders shall have approved the issuance of shares of common stock in excess of 20% or NASDAQ has provided a waiver of Listing Rule 5635(d).

Revere may sell the securities of the Company by any method permitted by law deemed to be an “at the market” offering under Rule 415 of the Securities Act of 1933, as amended (the “Act”), including without limitation sales made by means of ordinary brokers' transactions on The NASDAQ Capital Market, on any other existing trading market for the securities of the Company or to or through a market maker, at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. Revere will use its best efforts consistent with its normal trading and sales practices to sell the securities of the Company from time to time, based upon instructions from the Company (including any price, time or size limits the Company or selling securityholders may impose). The amount of compensation to be paid to Revere with respect to each placement (in addition to any expense reimbursements) will be equal to 5.00% of the gross proceeds from each placement. The Company intends to use the net proceeds from the sales of the securities, if any, for general corporate purposes, including working capital, sales and marketing activities, general and administrative matters, repayment of indebtedness, and capital expenditures. The Company may also use a portion of the proceeds to acquire or invest in complementary products or businesses.

The sales of the securities of the Company under the Distribution Agreement will be made pursuant to the Company's effective shelf registration statement on Form S-3 (File No. 333-199432)), including the prospectus dated December 3, 2014, as supplemented by a prospectus supplement filed with the Securities and Exchange Commission on January 28, 2015. Prospective investors should read the prospectus supplement, the prospectus and all documents incorporated therein. In the Distribution Agreement, the Company makes customary representations, warranties and covenants and also agrees to indemnify Revere against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Revere may be required to make because of such liabilities.

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The foregoing is only a brief description of the terms of the Distribution Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Distribution Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein. The legal opinion of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the securities of the Company is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

10.1	Equity Distribution Agreement between the Company and Revere Securities, LLC

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2015

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name:	Jonathan New
Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Snell & Wilmer L.L.P.

10.1	Equity Distribution Agreement between the Company and Revere Securities, LLC

23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)